Calculation of Filing Fee Tables
S-3
OOMA INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,835.00
			Net Fee Due:						$ 16,880.00
Offering Note
[1]	(1a) An indeterminate amount of the securities of each identified security class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. (1b) The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act. (1c) The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $150,000,000.00.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Ooma, Inc.	S-3	333-268733	12/09/2022		$ 3,835.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 100,000,000.00
Fee Offset Sources	2	Ooma, Inc.	S-3	333-268733		12/09/2022						$ 3,835.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Prior Registration Statement is hereby withdrawn and any offering of the unsold securities thereunder has been terminated.

Offset Note
[2]	On December 9, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-268733), registering the issuance of $100,000,000.00 of securities of the registrant (the "Prior Registration Statement"). In connection with the filing of the Prior Registration Statement a fee of $11,020.00 was due, which the registrant satisfied through (i) claiming a fee offset of $7,185.00 pursuant to Rule 457(p), and (ii) a contemporaneous fee payment in the amount of $3,835.00. Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the securities registered hereby in the amount of $20,715.00 is offset by $3,835.00 in registration fees previously paid by the registrant with respect to the registrant's securities that were registered but not issued pursuant to the Prior Registration Statement. Accordingly, a registration fee of $16,880.00 is being paid at this time. The Prior Registration Statement is hereby withdrawn and any offering of the unsold securities thereunder has been terminated.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date